                                                                   EXHIBIT 10.AA



                          EL PASO PRODUCTION COMPANIES

                            LONG-TERM INCENTIVE PLAN

                         EFFECTIVE AS OF JANUARY 1, 2003

                                TABLE OF CONTENTS

SECTION 1         PURPOSE...............................................................................1

SECTION 2         DEFINITIONS...........................................................................1
         2.1      Adjusted Value........................................................................1
         2.2      Annual Target Award...................................................................1
         2.3      Beneficiary...........................................................................1
         2.4      Board of Directors....................................................................2
         2.5      Change in Control.....................................................................2
         2.6      Code..................................................................................3
         2.7      Common Stock..........................................................................3
         2.8      Exchange Act..........................................................................3
         2.9      Fair Market Value.....................................................................3
         2.10     Management Committee..................................................................4
         2.11     Parent Company........................................................................4
         2.12     Participant...........................................................................4
         2.13     Performance Cycle.....................................................................4
         2.14     Performance Peer Group................................................................4
         2.15     Performance Period....................................................................4
         2.16     Performance Ranking Position..........................................................4
         2.17     Permanent Disability or Permanently Disabled..........................................5
         2.18     Plan Administrator....................................................................5
         2.19     Production Companies..................................................................5
         2.20     Restricted Stock......................................................................5
         2.21     Valuation Date........................................................................5

SECTION 3         ADMINISTRATION........................................................................5
         3.1      Administration........................................................................5

SECTION 4         ELIGIBILITY...........................................................................6
         4.1      Participants..........................................................................6

SECTION 5         RESTRICTED COMMON STOCK AWARD POOL....................................................6

SECTION 6         LONG-TERM INCENTIVE AWARD.............................................................7
         6.1      Performance Period....................................................................7
         6.2      Annual Target Award...................................................................7
         6.3      Adjusted Value........................................................................7
         6.4      Performance Certification.............................................................8
         6.5      Required Payment......................................................................8
         6.6      Conversion Right......................................................................8
         6.7      Death, Disability, Termination of Employment or Change in Control....................10

SECTION 7         REGULATORY APPROVALS AND LISTING.....................................................11

SECTION 8         EFFECTIVE DATE AND TERM OF PLAN......................................................12
         8.1      Effective Date and Term of Plan......................................................12

SECTION 9         GENERAL PROVISIONS...................................................................12

SECTION 10        AMENDMENT, TERMINATION OR DISCONTINUANCE
                   OF THE PLAN.........................................................................15
         10.1     Termination and Amendment............................................................15

                          EL PASO PRODUCTION COMPANIES
                            LONG-TERM INCENTIVE PLAN

                                SECTION 1 PURPOSE

1.1      PURPOSE

         The purposes of the El Paso Production Companies Long-Term Incentive Plan (the "Plan") are to promote the interests of El Paso Production Company or its successor in interest (the "Company") by strengthening its ability to retain officers and key management employees in the employ of the Production Companies (as defined below) by (i) furnishing suitable recognition of their ability and industry which contribute materially to the success of the Production Companies,
(ii) providing a direct relationship between individual performance and business unit objectives, and (iii) providing a direct incentive to achieve the Production Companies strategic and financial goals. The Plan provides for a long-term incentive award in the form of a cash payment or restricted stock in the event conversation rights are applicable.

                              SECTION 2 DEFINITIONS

         Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1      ADJUSTED VALUE

         The percentage of the Annual Target Award the Participant shall be entitled to receive determined as of a Valuation Date.

2.2      ANNUAL TARGET AWARD

         The amount of cash compensation to be credited to a Participant's ledger account assuming that the Company performed in the second (2nd) quartile, as determined under Section 6.3.

2.3      BENEFICIARY

         The person or persons designated by the Participant pursuant to Section
9.8 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

2.4      BOARD OF DIRECTORS

         The Board of Directors of the Company.

2.5      CHANGE IN CONTROL

         As used in the Plan, a Change in Control of the Company shall be deemed to occur following an initial public offering of the Company (i) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Parent Company or any of its subsidiaries or affiliated companies, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange
Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, other than persons who exceed such percentage solely as a result of being executive officers, directors and/or other affiliates of the Company or its subsidiaries or affiliates who are deemed to constitute a "group"
(ii) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, the Parent Company or any of their subsidiaries or affiliated companies), (iii) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (iv) if, during any period of two
(2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period and such new director's initial assumption of office does not occur in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of director's of the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the Company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.

         Notwithstanding any other provision to the contrary, (i) a Change in Control shall be deemed to occur upon (x) a "Change in Control" of the Parent Company (as defined in the El Paso Corporation Key Executive Severance Protection Plan) (a "Parent Change in Control"), provided that at the time of such Parent Change in Control, the Parent Company owns at least eighty percent (80%) of the combined voting power of all classes of securities in the Company, or (y) the Parent Company sells or disposes (other than pursuant to a public offering of the Company's Common Stock or spin-off of the Company) of all its shares of the Company's securities and in the event of clause (y) above, the Participant's employment is terminated (other than a termination by the Company for cause or a voluntary termination by the Participant) within six (6) months following such sale or disposition, and (ii) a Change in Control shall not be deemed to occur upon (x) a public offering of the Company's Common Stock or (y) any spin-off of the Company.

2.6      CODE

         The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.7      COMMON STOCK

         The common stock of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.8      EXCHANGE ACT

         The Securities Exchange Act of 1934, as amended.

2.9      FAIR MARKET VALUE

         If shares of Common Stock are publicly traded on a national securities exchange at the time a determination of its value is required to be made hereunder, and unless otherwise provided by the Plan Administrator prior to the date of a Change in Control as applied to a specific date, Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal or any other comparable service the Plan Administrator may determine is reliable (or, if such Common Stock is not then listed on such exchange, such other national securities exchange on which such Common Stock is then listed) for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If Fair Market Value cannot be determined by means of the previous sentence, then the Plan Administrator shall determine Fair Market Value using any reasonable method of valuation. Notwithstanding the previous two sentences, Fair Market Value with respect to an initial public offering shall mean the price at which the Common Stock of the Company is priced to the public.

2.10     MANAGEMENT COMMITTEE

         A committee consisting of the Chief Executive Officer of the Parent Company and such other officers as the Chief Executive Officer shall designate.

2.11     PARENT COMPANY

         El Paso Corporation or its successor.

2.12     PARTICIPANT

         An eligible employee under the Plan as set forth in Section 4.

2.13     PERFORMANCE CYCLE

         That period commencing with January 1 of each year and ending on December 31 of the third succeeding year, or such other time period as the Plan Administrator may determine. The Plan Administrator, at its discretion, may initiate an overlapping Performance Cycle that begins before an existing Performance Cycle has ended.

2.14     PERFORMANCE PEER GROUP

         Those publicly held companies selected by the Plan Administrator prior to the commencement of a Performance Period to form a comparative performance group in applying Section 6.3.

2.15     PERFORMANCE PERIOD

         That period of time during which the Company's Performance Ranking Position is measured to determine the Annual Target Award to be credited for the Participant in accordance with Section 6.5.

2.16     PERFORMANCE RANKING POSITION

         The relative placement of the Company measured against the other companies in the Performance Peer Group equals the sum of the numerical ranking for each performance criteria multiplied by the weighting assigned to each of the performance criteria ("Point Total"). The performance criteria include, but are not limited to, net operating cash flow per unit, finding and development costs per unit, reserve replacement ratio and volume increase, as determined by the Plan Administrator. The overall ranking of the Company shall be determined by quartile with a ranking in the first (1st) quartile (e.g., the Company's Point Total is equal to or greater than the Point Total of at least seventy-five percent (75%) of the Performance Peer Group) corresponding to the highest quartile of Point Totals, a ranking in the second (2nd) quartile (e.g., the Company's Point Total is equal to or greater than the Point Total of a least fifty percent (50%) of the

Performance Peer Group) corresponding to the second highest quartile of Point Totals, a ranking in the third (3rd) quartile (e.g., the Company's Point Total is equal to or greater than the Point Total of at least twenty-five percent (25%) of the Performance Peer Group) corresponding to the third highest quartile of Point Totals and a ranking in the fourth (4th) quartile (e.g., the Company's Point Total is less than the Point Total of twenty-five percent (25%) of the Performance Peer Group) corresponding to the last quartile of Point Totals.

2.17     PERMANENT DISABILITY OR PERMANENTLY DISABLED

         A Participant shall be deemed to have become Permanently Disabled for purposes of the Plan if the Management Committee shall find upon the basis of medical evidence satisfactory to the Management Committee that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by any of the Production Companies, and that such disability will be permanent and continuous during the remainder of the Participant's life.

2.18     PLAN ADMINISTRATOR

         The Management Committee shall, pursuant to Section 3, administer the Plan.

2.19     PRODUCTION COMPANIES

         The Company and its subsidiaries and affiliated companies that produce oil and natural gas.

2.20     RESTRICTED STOCK

         Common Stock granted under the Plan that is subject to certain requirements and restrictions, as the Plan Administrator may determine.

2.21     VALUATION DATE

         The date for determining the Adjusted Value for Annual Target Awards to be credited to a ledger account for the Participant in accordance with Section 6.5.

                            SECTION 3 ADMINISTRATION

3.1      ADMINISTRATION

         The Plan shall be administered by the Management Committee, unless the Board of Directors or Compensation Committee of the Board of Directors of the Parent Company shall otherwise designate a different administrator of the Plan. The administrator of the Plan is referred to herein as the "Plan Administrator." The members of the Management Committee serving as Plan Administrator shall be appointed by the Chief Executive Officer of the Parent Company for such term as the Chief Executive Officer may determine. The Chief Executive Officer may from time to time remove members from, or add members to, the Management Committee.

         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have sole authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to pay or credit awards hereunder, to administer the Plan, to make recommendations to the Board of Directors or the Compensation Committee thereof, and to take all such steps and make all such determinations in connection with the Plan and awards hereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants. The Plan Administrator shall cause the Company, at its expense, to take any action related to the Plan which may be necessary to comply with the provisions of any federal or state law or any regulations issued thereunder, which the Plan Administrator determines are intended to be complied with.

         Each member of the Management Committee acting as Plan Administrator, while serving as such, shall be considered to be acting in his or her capacity as an officer of the Company. Members of the Management Committee shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

                              SECTION 4 ELIGIBILITY

4.1      PARTICIPANTS

         To be eligible for selection by the Plan Administrator to participate in the Plan, an individual must be an officer or key management employee (other than an employee who is a member of a unit covered by a collective bargaining agreement) of one or more of the Production Companies. The Plan Administrator shall determine whether employees hired by the Production Companies or transferred into positions of responsibility eligible to participate in the Plan after the beginning of a Performance Period shall become eligible to participate in the Plan. Employees eligible to participate in the Plan shall be identified on Exhibit A of the Plan. Exhibit A shall be amended as necessary to include new Participants in the Plan or remove Participants from the Plan who are no longer eligible to participate in the Plan, as determined by the Plan Administrator. Participation in the Plan shall not preclude Participants from being eligible to participate in corporate incentive compensation plans and programs of the Parent Company.

                   RESERVED: SECTION 5 RESTRICTED COMMON STOCK
                                   AWARD POOL

                       SECTION 6 LONG-TERM INCENTIVE AWARD

6.1      PERFORMANCE PERIOD

      The "Performance Period" as used in the Plan shall mean the period of twelve (12) consecutive months beginning on January 1 and ending on December 31, or such other period as the Plan Administrator shall determine.

6.2      ANNUAL TARGET AWARD

         Prior to the beginning of each Performance Period or within ninety (90) days thereafter, the Plan Administrator shall determine the Annual Target Award for each Participant for that particular Performance Period.

6.3      ADJUSTED VALUE

      The determination of the Adjusted Value for crediting of the Annual Target Award as of any relevant Valuation Date shall be made based on the Company's Performance Ranking Position for the applicable Performance Period compared to the Performance Ranking Position of the Performance Peer Group, based on the following schedule:

                          Company's Performance                        Adjusted
                            Ranking Position                            Value
                          ---------------------                        --------
                                1st Place                                200%
                              1st Quartile                               150%
                              2nd Quartile                               100%
                              3rd Quartile                               50%
                              4th Quartile                                0%

The Adjusted Value may be increased or decreased by ten percent (10%) based on the Company's safety and/or environmental performance as determined in accordance with the Company's Environmental, Health & Safety Action Plan and compared against industry standards, including total loss time and reportable incident rates, as determined by the Plan Administrator.

         If any company which is a member of the Performance Peer Group (i) ceases to exist by reason of a liquidation, merger or other transaction; (ii) undergoes a significant alteration in size, through recapitalization or otherwise, such that its total market capitalization as determined from its published financial statements is more than fifty percent (50%) greater or less than its total market capitalization as of the Valuation Date for the applicable Performance Period; or (iii) otherwise changes its line of business significantly to make it inappropriate to use such company in comparison, and if such event(s) occurs after the time the Plan Administrator may alter the Performance Peer Group under Section 2.14 above, then such company shall be considered to remain in the

Performance Peer Group, and to have achieved a Point Total less than the Company's Point Total without regard to any actual Point Total actually achieved by such company, provided, however, that the Plan Administrator shall have the authority to reduce the Adjusted Value in such event if it determines that such reduction is appropriate in view of the Company's performance relative to those companies in the Performance Peer Group and not described in clauses (i), (ii) or (iii), above or make any other adjustments to the Adjusted Value as the Plan Administrator shall determine is appropriate.

6.4      PERFORMANCE CERTIFICATION

         The Plan Administrator shall certify in writing, prior to crediting the Annual Target Award to a ledger account for the Participant for the Performance Period pursuant to Section 6.5, the Company's Performance Ranking Position. In no event will an award be payable under the Plan in respect of a Performance Period if the Company's Performance Ranking Position in that Performance Period is in the fourth (4th) quartile.

6.5      REQUIRED PAYMENT

         (a)      ANNUAL TARGET AWARD

         Except as provided in Section 6.7 (or unless the Plan Administrator otherwise determines at any time that the form of payment should be changed), an amount equal to the product of the Adjusted Value and the Annual Target Award shall be credited to a ledger account for the Participant as soon as reasonably practicable following the Valuation Date at the end of the Performance Period.

         (b)      TOTAL MAXIMUM AWARD

         Subject to Section 6.7, an amount equal to the sum of the Annual Target Award(s), if any, credited to the Participant's ledger account at the end of the Performance Cycle shall be paid, in cash, or if Section 6.6 is applicable, in shares of restricted stock, to the Participant as soon as reasonably practicable following the applicable Valuation Date of the last Performance Period in the Performance Cycle.

6.6      CONVERSION RIGHT

         (a)      RESTRICTED COMMON STOCK

         Subject to Section 6.7, if at any time before the end of a Performance Cycle, an initial offering of the Company's Common Stock is made to the public ("Initial Public Offering") or the Company is spun off from the Parent Company ("Spin-off"), the total amount credited to the Participant's ledger account at the time of the Initial Public Offering or Spin-off shall be converted into shares of Restricted Common Stock. The value of the Restricted Common Stock shall be equal to the Fair Market Value of the Company's Common Stock on the first business day the Common Stock is traded to the public. If an Initial Public Offering or Spin-off occurs on any day of the Performance Period other than the first day, the Company's Performance Ranking Position shall be determined after the end of the Performance Period in which the Initial Public Offering or Spin-off occurs, and the Annual Target Award pursuant to Section 6.5, if any, shall be in the form of Restricted Common Stock for the Performance Period in which the Initial Public Offering or Spin-off occurs and each remaining Performance Period of the Performance Cycle. The restrictions on the shares will lapse at the end of the Performance Cycle (the "Restriction Period").

         Each conversion or award of Restricted Common Stock shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with this Plan, which may (but need not) require the Participant's signature. The Participant receiving such Restricted Common Stock shall be recorded as a stockholder of the Company. Each Participant who receives Restricted Common Stock shall have all the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends and other distributions; provided, however, that no Participant who receives Restricted Common Stock shall have any right as a stockholder with respect to any shares prior to the date of issuance to the Participant of a certificate or certificates, or the establishment of a book-entry account, for such shares.

         An award of Restricted Common Stock shall entitle a Participant to receive, on the date or dates designated by the Plan Administrator, or, if later, upon payment to the Company of the par value of the Common Stock, if required, in a manner determined by the Plan Administrator, the number of shares of Common Stock selected by the Plan Administrator. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Common Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Common Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Common Stock.

         (b)      CERTIFICATE OR BOOK-ENTRY ACCOUNT

         Subject to Section 6.6(a), a Participant entitled to receive Restricted Common Stock under the Plan shall be issued a certificate, or have a book-entry account established, for such shares. Such certificate, or book-entry account, shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

         (c)      TRANSFERABILITY

         During the term of the Restriction Period, the Restricted Common Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or termination of employment on account of Permanent Disability or a Change in Control, or the transfer to the Company as provided under the Plan. In the event of any attempt by the Participant to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Common Stock in violation of the terms of the Plan without the Company's prior written consent, such shares shall be forfeited to the Company.

         (d)      DELIVERY OF COMMON STOCK

         When the restrictions imposed by Section 6.6(c) expire or otherwise lapse with respect to one or more shares of Restricted Common Stock, the Company shall deliver to the Participant (or the Participant's legal representative, Beneficiary or heir) a certificate, or have a book-entry account established, representing one (1) share of Common Stock in cancellation and satisfaction of each share of Restricted Common Stock.

SECTION 6.7       DEATH, DISABILITY, TERMINATION OF EMPLOYMENT OR CHANGE IN
                  CONTROL

         (a)      PAYMENT UPON DEATH OR DISABILITY

         Participants (or their Beneficiaries in the case of their deaths) who have died or become Permanently Disabled prior to the end of the Performance Cycle, shall be entitled to a benefit under the Plan in an amount equal to the total amount credited to the Participant's ledger account, if any, plus the pro rata portion of the Participant's Annual Target Award for the Performance Period in which the Participant's death or Permanent Disability occurred. Such payment shall be made as soon as reasonably practicable following the end of the Performance Period in which the Participant's death or Permanent Disability occurred. The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse in the event of a Participant's death or Permanent Disability.

         (b)      PAYMENT UPON A TERMINATION OF EMPLOYMENT

         Participants who are involuntarily terminated from the Company without cause prior to the end of the Performance Cycle shall be entitled to a benefit under the Plan in an amount equal to the total amount credited to the Participant's ledger account at the time of the Participant's termination, if any, plus the pro rata portion of the Participant's Annual Target Award for the Performance Period in which the Participant's termination occurred; provided, however, the Plan Administrator shall determine whether a participant who is involuntarily terminated without cause during the first plan year shall be entitled to receive any award under the Plan. Such payment shall be made as soon as reasonably practicable following the end of the Performance Period in which the Participant's termination occurred. Participants who transfer from the Production Companies to the Parent Company or any of its subsidiaries or affiliates prior to the end of the Performance Cycle shall be entitled to a benefit under the Plan in an amount equal to the total amount credited to the Participant's ledger account, if any, plus the pro rata portion of the Participant's Annual Target Award for the Performance Period in which the Participant's transfer occurred; provided, however, the Plan Administrator shall determine whether a participant who is transferred during the first plan year shall be entitled to receive any award under the Plan. Such payment shall be made as soon as reasonably practicable following the end of the Performance Period in which the Participant's transfer occurred. Unless the Plan Administrator shall determine otherwise, Participants who voluntarily terminate their employment or are terminated with cause before the end of the Performance Cycle shall not be entitled to receive payment for any amount credited to their ledger account under this Section 6.7.

         The Restriction Period shall be deemed to end and all restrictions shall lapse on shares of Restricted Stock upon any termination of employment determined by the Plan Administer to end the Restriction Period; provided, however, in the case of a Participant who voluntarily terminates his or her employment or is terminated with cause before the end of the Performance Cycle, any shares of Restricted Common Stock still subject to restriction shall be forfeited by the Participant to the Company.

         (c)      PAYMENT UPON A CHANGE IN CONTROL

         Notwithstanding any other provision in the Plan to the contrary, in the event of a Change in Control of the Company, the current Performance Cycle shall immediately end and the Participant shall be paid a benefit under the Plan in an amount equal to the total amount credited to the Participant's ledger account at the time of the Change in Control, plus the pro rata portion of the Participant's Annual Target Award for the Performance Period in which the Change in Control occurred. In the event of a Change in Control of the Company after an Initial Public Offering or Spin-off, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Common Stock shall terminate immediately.

                  SECTION 7   REGULATORY APPROVALS AND LISTING

         The Company shall not be required to issue any certificate for Restricted Common Stock awarded prior to:

                  (a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

                  (b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

                  (c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

         All certificates, or book-entry accounts, for shares of Restricted Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares issued under this Plan, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other Participants and
(iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.


                  SECTION 8 EFFECTIVE DATE AND TERM OF THE PLAN


8.1      EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan was approved by the Compensation Committee of the Board of Directors of the Parent Company on December 6, 2003, and adopted by the Management Committee on December 6, 2003. The Plan shall be effective as of January 1, 2003, and shall continue through December 31, 2005 or until terminated pursuant to Section 10.


                          SECTION 9 GENERAL PROVISIONS


9.1      NO RIGHT TO CONTINUED EMPLOYMENT

         Nothing contained in the Plan, or in any right to an award under the Plan, shall confer upon any employee any right with respect to continuance of employment by the Production Companies, nor interfere in any way with the right of the Production Companies to terminate the employment of such employee at any time with or without assigning any reason therefor.

9.2      OTHER BENEFITS

         The awards to be paid under the Plan shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Production Companies, or required by law or by contractual obligations of the Production Companies.

9.3      ASSIGNMENT

         The right of a Participant or Beneficiary to an award under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process. The Plan and any and all obligations under the Plan may be transferred or assigned, as determined by the Plan Administrator, by the Company to an affiliate or subsidiary at any time.

9.4      LEAVES OF ABSENCE

         Leaves of absence for such periods and purposes conforming to the personnel policy of the Production Companies, as applicable, shall not be deemed terminations or interruptions of employment, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment with the Production Companies. With respect to any Participant who after the date an award is received under this Plan ceases to be employed by the Production Companies on a full-time basis but remains employed on a part-time basis, the Plan Administrator may make appropriate adjustments, as determined in its sole discretion, as to the amount payable to such Participant.

9.5      TRANSFERS AND PROMOTIONS

         In the event a Participant is transferred from one of the Production Companies to another of the Production Companies, or is promoted or given different responsibilities, an award received by the Participant prior to such date shall not be affected.

9.6      UNFUNDED OBLIGATIONS

         The awards (including any and all amounts credited to a Participant's ledger account) to be paid to Participants pursuant to the Plan are unfunded obligations of the Company. The Plan Administrator, in its sole discretion, may allocate to a Production Company the costs of the awards paid to Participants who are employees of that Production Company. No Production Company is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any


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Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, any Production Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's Beneficiary or the Participant's creditors in any assets of any Production Company whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

9.7      DISCRETIONARY INVESTMENT BY COMPANY

         The Management Committee may from time to time direct that an amount equal to the credited amounts in the Participants' ledger accounts shall be invested by the Company as the Management Committee, in its sole discretion, shall determine. The Management Committee may, in its sole discretion, determine that all or some portion of an amount equal to the credited amounts shall be paid into one or more grantor trusts to be established by the Company of which it shall be the beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants receive benefits under this Plan (or their Beneficiaries in the case of their deaths). The Management Committee may designate an investment advisor(s) to direct investments and reinvestments of funds, including investments of any grantor trusts hereunder.

9.8      BENEFICIARY

         The designation of a Beneficiary shall be on a form provided by the Plan Administrator, executed by the Participant (with the consent of the Participant's spouse, if required by the Plan Administrator for reasons of community property or otherwise), and delivered to the Plan Administrator. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant's benefit is paid, the balance shall be paid to the Participant's spouse, or if there is no surviving spouse, to the Participant's lineal descendants, pro rata, or if there is no surviving spouse or any lineal descendant, to the Participant's estate. Notwithstanding the foregoing, however, a Participant's Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 9.8.

9.9      WITHHOLDING TAXES

         Appropriate provision shall be made for all taxes required to be withheld in connection with any taxable event with respect to awards paid under the Plan under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, but not limited to, the required withholding of a sufficient number of shares of Common Stock otherwise issuable to a Participant to satisfy the said required minimum tax withholding obligations. At the election of the Plan Administrator or, subject to approval of the Plan Administrator at its sole discretion, at the election of a Participant, shares of Common Stock may be withheld


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from the shares issuable to the Participant upon the vesting of the Restricted
Common Stock to satisfy tax withholding obligations. The Fair Market Value of Common Stock as delivered pursuant to this Section 9.9 shall be determined as of the day prior to delivery, and shall be calculated in accordance with Section 2.9.

         Any Participant who makes a Section 83(b) election under the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company with a copy of such election form filed with the Internal Revenue Service.

         A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan prior to the Participant's (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or
(iii) disposing of any shares of Common Stock issued under the Plan.

9.10     APPLICABLE LAW

         The Plan shall be construed and governed in accordance with the laws of the State of Texas.

         SECTION 10 AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN

10.1     TERMINATION AND AMENDMENT

         The Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 7; provided, however, that no amendment to the Plan shall reduce any amount credited to the Participant as of the effective date of the amendment.

         The Plan Administrator may at any time suspend the operation of or terminate the Plan. Any such suspension or termination of the Plan shall be effective as of the end of the Performance Period. In the event the Plan is suspended or terminated under this Section 10, any benefit due to the Participants under the Plan shall be paid as soon as reasonably possible at the time of termination of the Plan.


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


         IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of January 1, 2003.

                                            EL PASO PRODUCTION COMPANY



                                            By:   /s/ David E. Zerhusen
                                                --------------------------------
                                                David E. Zerhusen
                                                Executive Vice President
                                                Administration

ATTEST:

By:      /s/ David L. Siddall
    --------------------------------------
Title: Corporate Secretary



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